Exhibit 99.1

NEWS RELEASE

PHH Corporation Announces Completion of its Offer to Exchange 6.00% Convertible Senior Notes Due 2017

Mount Laurel, NJ — June 16, 2015 — PHH Corporation (NYSE: PHH) (“PHH”, or “we”) today announced the final results of its previously announced offer to exchange (the “Offer”) any and all of its 6.00% Convertible Senior Notes Due 2017 (the “Notes”).

The Offer expired at 11:59 p.m., New York City time, on Monday, June 15, 2015. Pursuant to the Offer, $243.015 million in aggregate principal amount of Notes were validly tendered for exchange and not withdrawn. The Notes that were validly tendered and accepted for exchange by PHH constitute over 99% of the outstanding aggregate principal amount of the Notes. PHH has accepted all such Notes for exchange, and the settlement and exchange of cash and shares of PHH’s common stock for such validly tendered and accepted Notes is expected to occur on June 18, 2015.

In the aggregate, the Offer will result in the retirement of $243.015 million principal amount of Notes, the issuance of approximately 10.076 million shares of PHH’s common stock and the payment of approximately $273.5 million (including accrued and unpaid interest from June 15, 2015 to, but excluding, the settlement date and cash paid in lieu of fractional shares) to holders of validly tendered and accepted Notes. Following settlement of the Offer, $1.985 million aggregate principal amount of Notes will remain outstanding.

Citigroup is acting as PHH’s sole financial advisor in connection with the Offer. Citigroup has not been retained to, and will not, solicit acceptances of the Offer or make any recommendations with respect thereto.

This press release is not an offer to exchange, or a solicitation of an offer to exchange, any Notes. The Offer is being made only on the terms and subject to the conditions described in the Offer to Exchange related to the Offer and related documents, distributed to holders of Notes, who are advised to read such documents because they contain important information. Copies of the Offer to Exchange and related documents have been filed with the Securities and Exchange Commission as exhibits to the Schedule TO and are available for free at the Securities and Exchange Commission’s web site at www.sec.gov.

Holders of Notes may address questions about the Offer or make requests for copies of the Offer to Exchange and related documents for free to Global Bondholder Services Corporation, the information agent for the Offer, by calling (212) 430-3774.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage. Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States. PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Rob Crowl

robert.crowl@phh.com

(856) 917-7118

Media

Dico Akseraylian

dico.akseraylian@phh.com

(856) 917-0066